Exhibit 99.1

Waterstone Financial, Inc. Announces Results of Operations for the Quarter and the Six Months Ended June 30, 2014.

WAUWATOSA, WI – 8/1/2014 – Waterstone Financial, Inc. (NASDAQ: WSBF), holding company for WaterStone Bank, reported net income for the second quarter of 2014 of $3.8 million, compared to $1.9 million for the quarter ended March 31, 2014 and $4.9 million for the second quarter of 2013.  Net income per diluted share was $0.11 for the second quarter of 2014 as compared to $0.14 per diluted share for the second quarter of 2013.

"Our community banking operations generated solid loan growth and increasing net income, however, our overall results continue to be impacted by the decline in originations and margins the mortgage industry is experiencing." stated Doug Gordon, President and Chief Executive Officer of the Company.   "We continue to execute an organic growth strategy to further leverage the capital raised in the first quarter of 2014."

During the quarter, the community banking segment increased loans receivable before allowance for loan losses from $1.10 billion at March 31, 2014 to $1.12 billion at June 30, 2014.  The community banking segment net income for the quarter ended June 30, 2014 totaled $2.8 million compared to $2.2 million for the second quarter of 2013.  Community banking operations were positively impacted by a $950,000 decline in provision for loan losses from $1.2 million in the second quarter of 2013 to $250,000 in the second quarter of 2014 due to the improving credit quality metrics set forth below.  Net income was also positively impacted by a $361,000 increase in net interest income to $10.1 million during the second quarter of 2014 compared to $9.7 million during the second quarter of 2013.  The positive impact of the reduction in provision for loan losses and increase in net interest income was partially offset by an increase in real estate owned expense from $12,000 in the second quarter of 2013 to $705,000 in the second quarter of 2014. The mortgage banking segment reported net income of $1.0 million for the quarter ended June 30, 2014 compared to $2.6 million for the quarter ended June 30, 2013.  The decrease in mortgage banking income was the result of a decrease in the volume of loans originated and sold as well as a decrease in the margins earned on loan sales in 2014 compared to 2013.

Credit quality continued its steady pace of improvement in the second quarter of 2014.  Total nonperforming assets as a percentage of total assets remained consistent at 3.78% at both June 30, 2014 and December 31, 2013 and declined from 5.10% at June 30, 2013.  Nonaccrual loans declined by 10% to $46.0 million at June 30, 2014 from $51.0 million at December 31, 2013 while real estate owned declined marginally to $22.1 million from $22.7 million during the same period.  This equates to a decline in total nonperforming assets of 8% to $68.1 million at June 30, 2014 from $73.6 million at December 31, 2013.  Nonaccrual loans declined by 14% to  $46.0 million at June 30, 2014 from $53.3 million at June 30, 2013 while real estate owned declined by 26% to $22.1 million at June 30, 2014 from $30.0 million at June 30, 2013.  This equates to a decline in total nonperforming assets of 18% to $68.1 million at June 30, 2014 from $83.2 million at June 30, 2013.  Total delinquent loans declined by 28% to $43.9 million at June 30, 2014 from $60.6 million at June 30, 2013.

About Waterstone Financial, Inc.

Waterstone Financial, Inc. (NASDAQ: WSBF) is a single-bank, holding company headquartered in Wauwatosa, WI.  With $1.80 billion in assets at June 30, 2014, Waterstone has nine community bank branches in the metropolitan Milwaukee market, a loan production office in Minneapolis, Minnesota, and mortgage banking offices in eighteen states around the country.  Additional financial detail related to WaterStone Bank, SSB can be found on the FDIC web site (www.fdic.gov) under the "Industry Analysis" tab.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include, without limitation, statements regarding expected financial and operating activities and results that are preceded by, followed by, or that include words such as "may," "expects," "anticipates," "estimates" or "believes."  Such statements are subject to important factors that could cause actual results to differ materially from those anticipated by the forward-looking statements.  These factors include (i) exposure to the deterioration in the commercial and residential real estate markets which could result in increased charge-offs and increases in the allowance for loan losses,  (ii) various other factors, including changes in economic conditions affecting borrowers, new information regarding outstanding loans and identification of additional problem loans, which could require an increase in  the allowance for loan losses, (iii) Waterstone's ability to maintain required levels of capital and other current and future regulatory requirements, (iv) the impact of recent and future legislative initiatives on the financial markets, and (v) those factors referenced in Item 1A. Risk Factors in Waterstone's Annual Report on Form 10-K for the year ended December 31, 2013 and as may be described from time to time in Waterstone's subsequent SEC filings, which factors are incorporated herein by reference.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect only Waterstone's belief as of the date of this press release.

WATERSTONE FINANCIAL, INC.
SUMMARY OF KEY QUARTERLY FINANCIAL DATA
(unaudited)

	2014		2013
	Q2	Q1	Q4	Q3	Q2
Performance Ratios:	(dollars in thousands)
Return on average assets	0.85%	0.42%	0.46%	0.79%	1.21%
Return on average equity	3.27%	1.87%	3.58%	6.04%	9.42%
Net interest margin	2.53%	2.31%	2.43%	2.51%	2.60%
Efficiency ratio	81.65%	88.32%	88.04%	79.77%	74.93%
Condensed Income Data:
Net interest income	$10,610	$9,700	$9,561	$9,578	$9,921
Provision for loan losses	285	250	572	1,000	1,200
Total noninterest income	23,196	17,058	17,029	21,030	26,707
Total noninterest expense	27,603	23,632	23,410	24,416	27,447
Income before income taxes	5,918	2,876	2,608	5,192	7,981
Income tax expense	2,148	993	671	1,973	3,054
Net income	$3,770	$1,883	$1,937	$3,219	$4,927
Asset Quality Data:
Allowance for loan losses	$21,227	$23,391	$24,264	$24,708	$27,767
Net charge-offs	2,449	1,123	1,016	4,059	2,731
Total past due loans	43,885	42,440	44,011	48,881	60,606
Real estate owned	22,117	22,543	22,663	23,147	29,983
Average Balance Sheet Data:
Total assets	1,788,404	1,806,023	1,660,026	1,610,910	1,628,967
Loans receivable and held for sale	1,229,046	1,162,205	1,165,624	1,211,089	1,235,782
Mortgage-related securities	166,748	125,871	126,490	126,447	134,985
Total interest-earning assets	1,680,225	1,706,289	1,557,874	1,513,985	1,530,723
Interest-bearing deposits	807,831	887,679	916,248	855,975	871,565
Borrowings	453,211	444,823	464,035	485,488	485,199
Total interest-bearing liabilities	1,261,042	1,332,502	1,445,487	1,341,463	1,356,764
Total shareholders' equity	461,965	407,977	214,539	211,307	209,699

WATERSTONE FINANCIAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	(Unaudited) June 30,	December 31,
	2014	2013
ASSETS	(in thousands)
Cash and cash equivalents	$112,566	$429,169
Securities available for sale (at fair value)	278,701	213,418
Loans held for sale (at fair value)	168,470	97,021
Loans receivable, net of allowance for loan losses	1,099,430	1,068,412
Office properties and equipment	26,936	27,090
Federal Home Loan Bank stock (at cost)	17,500	17,500
Cash surrender value of life insurance	50,010	39,378
Real estate owned	22,117	22,663
Prepaid expenses and other assets	26,662	32,388
Total assets	$1,802,392	$1,947,039

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits	$848,638	$1,244,741
Borrowings	454,686	455,197
Advance payments by borrowers for taxes	16,610	2,482
Other liabilities	24,449	30,147
Total liabilities	1,344,383	1,732,567
Common stock and additional paid-in capital	344	341
Additional paid-in capital	313,803	110,480
Retained earnings	153,409	151,195
Unearned ESOP shares	(10,292)	(854)
Accumulated other comprehensive income, net of taxes	745	(1,429)
Treasury shares, at cost	-	(45,261)
Total shareholders' equity	458,009	214,472
Total liabilities and shareholders' equity	$1,802,392	$1,947,039

WATERSTONE FINANCIAL, INC.
CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2014	2013	2014	2013
	(in thousands, except per share data)
Interest income:
Loans	$14,568	$14,862	$28,236	$30,075
Mortgage-related securities	748	419	1,307	856
Debt securities and short-term investments	825	617	1,651	1,153
Total interest income	16,141	15,898	31,194	32,084
Interest expense:
Deposits	1,125	1,353	2,185	2,819
Borrowings	4,406	4,624	8,699	9,198
Total interest expense	5,531	5,977	10,884	12,017
Net interest income	10,610	9,921	20,310	20,067
Provision for loan losses	285	1,200	535	2,960
Net interest income after provision for loan losses	10,325	8,721	19,775	17,107
Noninterest income:
Mortgage banking income	22,188	25,455	36,690	47,443
Other	1,008	1,252	3,565	2,297
Total noninterest income	23,196	26,707	40,255	49,740
Noninterest expense:
Compensation and employee benefits	18,190	19,944	33,249	36,426
Occupancy, office furniture and equipment	2,621	1,862	5,306	3,778
Advertising	838	796	1,574	1,620
Real estate owned	705	12	1,253	153
FDIC insurance premiums	304	380	710	1,053
Other	4,945	4,453	9,142	8,288
Total noninterest expense	27,603	27,447	51,234	51,318
Income before income taxes	5,918	7,981	8,796	15,529
Income taxes	2,148	3,054	3,142	5,977
Net income	$3,770	$4,927	$5,654	$9,552
Income per share:
Basic	$0.11	$0.14	$0.17	$0.28
Diluted	0.11	0.14	0.16	0.28